Maximum Amount Guarantee Contract
10206111062 - 1

[Translated from Chinese]

Parties:

Creditor (Party A): Guangdong Development Bank Holdings Co., Ltd., Shenzhen Branch

Address:	Baihuo Plaza, 123 Shennan Rd., Shenzhen, Guangdong, PRC
Legal Representative:	YANG Xiaozhou
Title:	Branch Manager
Telephone:	83372502
Fax:	83392234
Zip Code:	518001

Guarantor (Party B): Comtech Software Technology (Shenzhen) Company Limited.

Address:	9th Floor, Chuangwei Building C, Gaoxinnan Yidao, Kejiyuan, Nanshan
Dist., Shenzhen, Guangdong, PRC
Legal Representative:	ZHAO Bingfu
Title:	General Manager
Business License Number: 440301503276302
ID Card Number (When Party B is A Natural Person): Not Applicable
Telephone:	26017805
Fax:	26743527
Zip Code:	518001
Bank Name:
Basic Account/ Settlement Account:
Account Number:
Ordinary Account/ Savings Account: Guangdong Development, Shenzhen Futian Branch
Account Number:        102061515010002718

Place of Execution: Shenzhen

To assure the fulfillment of the debt obligation under the Master Agreements specified in Article 1 of this contract, Party B is willing to provide guarantee to Party A. Unless otherwise provided in this contract, the interpretation of the terms used herein follows the definitions in the Master Agreements.

Article 1.	Master Agreements

The Master Agreementss guaranteed by this contract are the Credit Facility Agreements (Nos. 10206111062 and 1020611078), dated July 14, 2011, by and between Party A of this contract, and Shenzhen Comtech International Electronics Co., Ltd. and Comtech Communications Technology (Shenzhen) Co., Ltd. (the "Debtor"), respectively, together with their amendments and supplements (including but not limited to renewed contracts.  If there is any single agreement signed under the principal agreements, the single agreement is also within the scope of the principal agreements).

Article 2.	Maximum Guaranteed Amount

The maximum guaranteed amount under this contract is the sum of the following two items:

1.	The maximum outstanding balance of the principal of the guaranteed debts:

RMB￥ 50,000,000.00

2.	All of the amount, fees and expenses stipulated in Article 4 of this contract

Article 3.	Means of Guarantee

1.	The means of guarantee under this contract is jonit and several liability guarantee.

2.	If there are more than one guarantors, each of the guarantors will be the joint and several guarantor with the burden of joint and several liability.

Article 4.	Scope of Guarantee

The scope of guarantee includes the principal, interest, compound interest, punitive interest, penalties, indemnifications, all fees associated with realizing a claim (including but not limited to litigation fees, arbitration fees, attorneys fees, travel expenses, execution fees, security fees, appraisal fees, auction or sales fees, transfer fees, advertising fees, etc) and any other fees due under the principal agreements.

Article 5.	Guarantee Period and Statute of Limitations

1.	Guarantee period: Two years after the passage of deadline under the Master Agreements for the Debtor to perform its obligations.

2.
If Party A requests the Debtor under the Master Agreements to fulfill its obligations ahead of the schedule pursuant to the law or the provisions of the Master Agreements, the guarantee period is two years after the date of Party A’s written notice.

3.
During the guarantee period, Party A has the right to request Party B’s guarantee, with respect to all or part of the principal claim, for once or several times, together or separately. If any principal claim is to be amortized, its guarantee period shall be two years after the passage of deadline to perform the last obligation.

4.
If the principal repaid, Party A will request the guarantor to assume the guaranty liability when the guarantee period ends under this Article. The statute of limitations will start to run at the time of the request.

Article 6.	Realization of the Guarantee Rights

1.
If the Debtor under the Master Agreements fails to fulfill its obligation to repay the principal, interest and other fees, Party A can directly deduct the corresponding amount from any of Party B’s accounts opened with Party A or with any of Party A’s branches.

2.
If the claims under the guarantee are guaranteed by both property security and by personal guarantee, and the debtor fails to repay the matured debts or any of the circumstances stipulated between the parties hereto occurs that triggers the exercise of its right to realize its claims, Party A has the right to choose the exercise of the right to the property security or to demand that the guarantor assume its responsibility for guarantee.

3.	If any of the following situations happen, Party A has the right to notify Party B in writing to fulfill its guarantee obligation ahead of time.

1)	The Master Agreements is terminated pursuant to the law or the Master Agreements; or

2)	Pursuant the Master Agreements the obligation should be fulfilled ahead of time, but the claim under the Master Agreements is not realized in full or in part.

4.
The creditor in the Master Agreements waives property security interest or priority of property security interest, or changes property security interest, other guarantors (and/or Party B) still agree to assume the guarantee obligation.

Article 7.	Representations and Warranties

Party B hereby makes representations and warranties as below:

1.
If Party B is a legal entity or an organization, it is legally incorporated and registered and has right and ability to execute and perform this contract; if Party B is a natural person, Party B is legally qualified, and has right and ability to execute and perform this contract.

2.
Party B comprehends completely the content of the Master Agreements and the execution and fulfillment of this contract is based on Party B’s bono fide expression of intent and on the legitimate and valid authorization secured in accordance with the requirements of its articles of association or other internal management documents.

In case the guarantor is a company, the guarantee provided has been approved by the board of directors, or shareholders in accordance with its articles of association.  If its articles of association has limit on the maximum total amount of the guarantee or the amount of each guarantee, Party B warrants that the guarantee under this contract does not exceed such limit set forth in the articles of associations.

The legal representative or authorized agent who executed this contract on behalf of Party B has legitimate and valid authorization from the company; the execution and fulfillment of this contract will not constitute a violation of any contract, agreement or other legal documents that are binding to Party B;

3.	All the documents and materials provided by Party B to Party A are accurate, authentic, complete and valid.

4.	Party B shall accept and cooperate with the supervision and inspection of Party A on its business operations and financial status.

5.	As of the date of execution of this contract, Party B has not concealed any existing security interest on the pledged rights;

6.
In case of any occurrence that may substantially affect Party B’s financial status, including but not limited to any form of organizational change, like division, merger, forming joint-venture, forming Sino-foreign equity joint venture, forming Sino-foreign cooperative joint venture, reorganization, restructuring, and proposing to be listed on a stock market; reduction registered capital; substantial asset or equity transfer; incurring substantial debt; removal; closing; dissolution; suspension; revocation of business license; deterioration of financial status; filing for bankruptcy; or being associated with significant lawsuits or arbitrations; Party B shall notify Party A in writing in a timely manner.

7.	If any division, merger, or capital reorganization occurs to Party B during the effective period of this contract, Party B shall properly fulfill the guarantee obligation under this contract.

Article 8.	Contracting Negligence

After the execution of this contract, if for any other reason on the part of Party B, the contract cannot take effect, it shall be contracting negligence of Party B, and Party B shall assume liability to compensate Party A for any consequent loss.

Article 9.	Disclosure of Related Party Transaction

The Parties agree to apply the section 2 below:

1.	Party B is not a Group Client determined by Party A under the Guidelines on the Management of Risks of Credits Granted by Commercial Banks to Group Clients (“Guidelines”).

2.
Party B is a Group Client determined by Party A under the Guidelines. Party B must report to Party A any related party transaction involving more than 10% of its net assets, including relationship between parties in transaction, project and nature of transaction, price or respective percentage of transaction, and pricing policies, even if the transaction does not have a price or only has a nominal price, pursuant to Article 17 of the Guidelines.

Article 10.	Rights and Obligations of Party A

1.	Has right to request Party B to provide relevant documents to prove its legal status.

2.	Has right to request Party B to provide financial statements and other documents reflecting its credit status.

3.	Has right to request Party B to assume the guarantee obligation under this contract, if the debt of Party A is not fully repaid after the deadline specified in the Master Agreements.

4.	Within the effective period of this contract, Party A shall issue written notification promptly to Party B if Party A transfers, in accordance to the law, the principal claim of debt to a third party.

Article 11.	Rights and Obligations of Party B

1.
With respect to the documents to collect repayments sent directly by Party A, Party B has the obligation to sign and return the receipt to the sender. With respect to collection letter or other documents to collect repayments (including but not limited to postal mails, faxes, telegrams, telex messages, and emails), Party B has the obligation to send out the receipt within 3 days once it receives and signs the documents.

2.
The agreement to amend the Master Agreements between Party A and the debtor under the Master Agreements does not require Party B’s consent, unless such amendment increases Party B’s liability under guarantee (with the exception of interest adjustment already provided), and Party B shall still bear guarantee liability within the scope of guarantee stipulated in this contract.

3.
Party B shall still bear joint and several liability within the original scope of guarantee stipulated in this contract if Party A transfers its claim of debt under the Master Agreements to a third party this contract becomes effective.

4.
During the guarantee period, Party B shall not provide third parties with guaranty exceeding its guarantee capacity, or dispose of its assets in a way which may affect its guarantee capacity. Party B shall not cause any damage to Party A. Party B has obligation to provide Party A with balance sheets and instruction of all its guaranties, and other financial statements and documents reflecting its real financial status upon Party A’s request.

5.
If the debt in the Master Agreements is due or becomes due ahead of time in accordance to the Master Agreements, the Debtor under the Master Agreements fails to repay the principal and interest, Party A has right to request Party B to repay. Party B agrees not to reject any request made by Party A, and agrees to waive the right of defense under Article 20 of the Guaranty Law.

6.
Within the effective period of this contract, if Party A terminates this contract or collects the debt ahead of time in accordance to the law or this contract, Party B agrees to perform its joint and several guarantee obligation after receiving Party A’s written notification.

Article 12.	Event of Default

Any of the followings constitutes default by Party B under this contract:

1.	Party B fails to fulfill its guarantee obligation according to this contract;

2.	The representation made by Party B in this contract is not authentic or Party B violates the warranties made under this contract;

3.	The occurrence of any event described in Section 6 of Article 7 that adversely affects Party B’s financial situation and its ability to perform this contract;

4.	Party B terminates its operations or is dissolved, its business license revoked or is bankrupt;

5.	Violation by Party B of other provisions of this contract;

6.
Party B’s executive officers are charged of substantial corruption, bribery, fraud, or illegal operations, but Party B fails to provide respective guarantee or the guarantee provided is not satisfactory;

7.
Party B incurs any substantial financial loss, loss of assets, or loss of assets because it provides guarantee to third parties, or other financial crises, but fails to provide respective guarantee or the guarantee provided is not satisfactory;

8.
Party B’s shareholders or related companies experience operating or financial crises, or Party B has substantial related party transactions with its shareholders and other related companies which affect its ordinary business, but Party B fails to provide respective guarantee or the guarantee provided is not satisfactory;

9.	There is an unfavorable occurrence in Party B’s industry, but Party B fails to provide respective guarantee or the guarantee provided is not satisfactory;

10.	Party breaches other contracts with Party A or any related institutions of Guangdong Development Bank Holdings Co., Ltd..

If any of events of default occurs, Party A is entitled to take any or all of the following actions:

1.	To request Party B to cure the default, and perform its guarantee obligations in time;

2.	To decrease, cease or terminate the credit line extended to Party B in whole or in part;

3.
To cease or terminate the business applications of Party B under this contract or under other contracts by and between Party A and Party B in whole or in part; to cease or terminate the issuance of loans that have not been issued, or the trade finance that has not been handled in whole or in part;

4.	To accelerate the payment of all principal and interest outstanding under other contracts by and between Party A and Party B, and such sums shall become immediately due;

5.	To terminate or cancel this contract and other contracts by and between Party A and Part B in whole or in part;

6.	To request Party B to indemnify Party A’s loss caused by the default;

7.
To take any amount from Party B’s account opened in Party A to repay all or part of the debt Party B owes by issuing prior or ex post notifications to Party B. The amount in bank account becomes due if it is not due. In case of the currency in bank account is different from the currency in the Master Agreements, if the currency in the Master Agreements is foreign currency, it shall be converted according to the same day selling rate announced by Party A; if the currency in the Master Agreements is Reminbi, it shall be converted according to the same day buying rate announced by Party A;

8.	Other methods that Party A considers to be necessary.

Article 13.	Effectiveness, Change, Cancellation and Termination

1.
The contract becomes effective upon execution of the two parties and the contract ends after the repayment of all the principal under the Master Agreements and its associated interest, punitive interest, compound interest, penalties, indemnifications, fees for realizing claims and all other fees due.

2.	The contract, upon effectuation, is legally binding to each party’s legal successors and assignees.

3.	This guarantee contract is independent from the Master Agreements, and shall not become void in the event the Master Agreements becomes null.

4.	After this contract becomes effective, either Party A or Party B shall refrain from revising, or terminating ahead of time the contract without mutual consent.

Only with mutual consent in writing can this contract be revised or amended.  And revision or amendment shall be an inseparable part of this contract.

If this contract is to be terminated ahead of time, both parties shall reach a written agreement. Before the written agreement is executed, the articles in this contract shall remain effective.

Article 14.	Notarization

The Parties agree and confirm: If this contract is notarized, the contract will have the enforcement effect. If the Debtor under the Master Agreements fails to repay in time the principal, interest, and other fees due, or if Party B violates Article 12 of this contract, Party A has right under this contract to apply for the enforcement by the people’s court with proper jurisdiction.

Article 15.	Governing Law and Dispute Resolution

1.	Governing Law: the laws of the People’s Republic of China

2.
Dispute Resolution: through negotiations. In the event the both parties fail to reach agreements through negotiation, both parties hereby agree to use the same dispute resolution set forth in the Master Agreements.

During the dispute solution period, if the dispute does not affect the execution of other provisions in this contract, other provisions shall be executed despite the dispute.

Article 16.	Special Statement of Party B

1.
Party B acknowledges that all the provisions under this contract have been  thoroughly negotiated among all parties; that it understands all of the contents of the contract; that the contract does not contain circumstances that limit or waive its liabilities and that it has not disputes with any of the provisions.

2.
Party B authorizes that Party A may submit all of credit information during the term of loans (or credit lines) to the Credit Reference Center of the People’s Bank of China or other competent authorities, and that Party A may look up the aforesaid information submitted to such institutions.

Article 17.	Miscellaneous

1.	Before signing this contract, each party should review and confirm the scope of rights and effective period to be acquired by the other party.

2.
Unless otherwise provided, the parties designate the domicile addresses in this contract as their mailing and contact addresses. If the mailing and contact address of any party changes, this party shall notify the other party in writing in a timely manner.

3.	Under this contract:

The responsible person of Party A: Lujun Wang; Telephone: 83372502.

The responsible person of Party B: Yuping Liu; Telephone: 26017805

4.	Any attachments, amendments, or supplements to this contract become indivisible, and have the same legal effect as this contract.

5.	This contract has 3 copies. Party A has 2 copies, and Party B has 1 copy. Relevant registration agencies do not have any copy. All copies shall have the same legal effect.

Article 18.	Other Covenants

Not applicable.

Party A:  Guangdong Development Bank Holdings Co., Ltd., Shenzhen Branch
Legal Representative/ Authorized Person:  /personal seal/ YANG Xiaozhou
Date: 7/14/2011

Party B:  Comtech Software Technology (Shenzhen) Company Limited.
Legal Representative/ Authorized Person:  /s/ [signature not legible]
Date: 7/14/2011